Exhibit 5

ARMSTRONG PERKINS HUDSON
1600 Canada Place
407 - 2nd Street S.W.
Calgary Alberta T2P 2Y3
Canada

March 22, 2001

Dynamic Digital Depth, Inc.
2120 Colorado Ave., Suite 100
Santa Monica, CA 90404-3504

Ladies/Gentlemen:

        We have acted as counsel to Dynamic Digital Depth Inc., an Alberta Corporation ("Dynamic Digital Depth"), in connection with the filing of a registration statement on Form F-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of shares of Dynamic Digital Depth's common shares, without par value (the "Common Stock"), all of which are to offered by certain selling security holders as set forth in the Registration Statement, including:

  10,986,314 of Common Shares (the "Shares").
  2,624,730 of Common Shares, issuable upon the exercise of outstanding warrants identified on Exhibit A attached hereto (the "Warrants").

        In connection with Registration Statement, we have examined such corporate records and documents, other documents, and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of the foregoing, it is our opinion that:

  The issuance of the Shares has been duly and validly authorized, and the Shares are legally issued, fully paid and non-assessable;
  The Common Shares to be issued upon the exercise of outstanding Warrants have been duly and validly authorized and, when issued in accordance with the terms of the appropriate instrument evidencing the Warrants, including, without limitation, payment of the applicable exercise price with respect to the Warrants, will be legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference of our name under the heading "Legal Matters" in the Registration Statement.

Very truly yours,
/s/ Armstrong Perkins Hudson
ARMSTRONG PERKINS HUDSON

EXHIBIT A

Warrant Holder                              Number of Warrant Shares
--------------                              ------------------------
Thomas K. Barad                                       5,000
Beljam Holdings, Ltd.                                17,500
Capital Technologies Pty. Ltd.                       10,000
Louis Dicriscio                                      20,000
Fragrant Harbor Superannuation Fund                  10,000
Guren Family Trust                                    5,000
Ann Daly Gustafson and John Gustafson                10,000
General Instrument Corporation                    1,360,000
Daniel D. Lucas & Mary Jo Lucas                       1,500
Robert M. Schwartz & Karen Breslow, as
   Trustees of the Schwartz Breslow Trust            10,000
Edgar Bernard Richards                               30,000
Mark Nathaniel Schwartz                              20,000
John A. Schoenfeld                                    1,000
Alan Stern                                           10,000
Strong River Investments, Inc.
    Gonzales-Ruiz & Aleman BVI Limited              200,000
Christopher M. Yewdall                                2,500
Diane Zack & Howard Zack                              1,000
Banco Del Gottardo                                  300,000
Tarville International Ltd.                          10,000
Smallcaps Online Group LLC                           20,000
Eric E. Dillon                                      293,255
Leigh Carter Revocable Trust                         58,651
Mees Pierson (Cayman) Ltd. as Trustees
     Of Sofaer Funds/SCI Global Hedge
     Fund                                           199,998
Baradaran Revocable Trust                            29,326
                                                  ---------
         Total                                    2,624,730